UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered[1]
Common Stock, par value $0.001	AFIB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 On May 16, 2024, the Nasdaq Stock Market LLC filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and such delisting took effect on May 26, 2024. The deregistration of our common stock under Section 12(b) of the Exchange Act was effective 90 days after the Form 25 filing. Our common stock currently trades on the OTC Pink Market under the symbol “AFIB.”

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 13, 2024, Acutus Medical, Inc. (the “Company”) and Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. (collectively, the “Lenders”) entered into Amendment No. 4 to Amended and Restated Credit Agreement (“Amendment No. 4”) to amend the Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Amendment No. 4, the Credit Agreement was amended to (i) adjust the amortization schedule of the Credit Agreement such that the $7.5 million installment payment of principal due on June 30, 2025 would be made over three equal installments of $2.5 million on each of June 30, 2025, September 30, 2025 and December 31, 2025 and (ii) increase the exit fee associated with prepayment or repayment of the loans from 5.0% to 6.0% of the principal amount of the loans prepaid or repaid.

Except as amended by Amendment No. 4, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Material Relationships

Andrew ElBardissi, a member of the Board of Directors of the Company, is a partner in Deerfield Management Company, L.P., the investment manager of Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P., the Lenders under the Credit Agreement and principal stockholders of the Company. Further information regarding the material relationships between the Company, Mr. ElBardissi and the Lenders is set forth in “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2024 Annual Meeting of Stockholders, as filed with the U.S. Securities and Exchange Commission on April 25, 2024, and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment No. 4 to Amended and Restated Credit Agreement, dated as of November 13, 2024, by and among the Company and the Lenders party thereto, and acknowledged by Wilmington Trust, National Association, as Administrative Agent
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: November 15, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer

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